UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FRANKLIN BSP CAPITAL CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

Franklin BSP Capital Corporation (the “Company”) announced the adjournment until Tuesday, June 23, 2026, of its 2026 annual meeting of stockholders, a copy of the announcement is included herein.

Franklin BSP Capital Corporation Announces Adjournment of 2026 Annual Meeting of Stockholders

NEW YORK – June 16, 2026 – Franklin BSP Capital Corporation (“FBCC”) reconvened its 2026 Annual Meeting of Stockholders (the “Annual Meeting”) on Tuesday, June 16, 2026. In order to solicit additional votes for the proposals to be considered at the Annual Meeting, the meeting was adjourned until Tuesday, June 23, 2026, at 10:00 a.m. Eastern Time, and will reconvene virtually at that time.

For further information regarding the matters to be acted upon at the Annual Meeting, stockholders are urged to carefully read the proxy statement filed with the Securities and Exchange Commission on April 14, 2026. The proxy statement, the Notice of Annual Meeting and FBCC’s Annual Report on Form 10-K for the year ended December 31, 2025, are available at www.proxyvote.com/FBCC. If stockholders have questions about the proposals or would like additional copies of the proxy statement, please contact the proxy solicitor, Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (844) 302-3128.

Important Notice

This notice contains “forward looking statements” that are subject to risks and uncertainties. Statements other than statements of historical facts may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual outcomes and results could differ materially from those suggested due to the impact of many factors, including those beyond the control of FBCC and those listed in the “Risk Factors” section of FBCC’s filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of such statements. FBCC assumes no obligation to update or revise any such forward looking statements. FBCC has based these forward-looking statements on its current expectations and projections about future events. FBCC believes that the expectations and assumptions that have been made with respect to these forward-looking statements are reasonable. However, such expectations and assumptions may prove to be incorrect. A number of factors could lead to results that may differ from those expressed or implied by the forward-looking statements. Given this level of uncertainty, undue reliance should not be placed on any forward-looking statements.